Exhibit 99.1

Mister Car Wash Announces Third Quarter 2025 Results

Net revenues increased 6%

Comparable-store sales increased 3.1%

Unlimited Wash Club® (“UWC”) memberships increased 6%

Opened 5 new greenfield locations

Reiterates full year 2025 outlook

Tucson, Ariz., October 29, 2025 – Mister Car Wash, Inc. (the “Company”) (Nasdaq: MCW), the nation’s leading car wash brand, today announced its financial results for the quarter ended September 30, 2025.

“We delivered a solid third quarter performance, underscoring the strength of our strategy, the resilience of our business model, and the dedication of our team,” said John Lai, Chairperson and CEO of Mister Car Wash. “I’m pleased to report that we posted our tenth consecutive quarter of comparable-store sales growth. In addition, we delivered robust margin expansion, generated strong free cash flow, and—after the close of the third quarter—completed the acquisition of five stores in Lubbock, TX, significantly expanding our presence in this market. With exciting growth opportunities ahead, we remain focused on expanding our footprint, investing in innovation, and building both our brand and our team—all while delivering the industry’s premier car wash experience.”

Third Quarter 2025 Highlights:

•
Net revenues increased 6% to $263.4 million, up from $249.3 million in the third quarter of 2024.
•
Comparable-store sales increased 3.1% during the quarter.
•
UWC sales represented 77% of total wash sales compared to 74% in the third quarter of 2024.
•
Ended the quarter with over 2.2 million UWC members representing a year-over-year increase of 117 thousand members or 6%.
•
Opened 5 new greenfield locations, bringing the total net number of car wash locations operated to 527 as of September 30, 2025, an increase of 5% compared to 501 car wash locations as of September 30, 2024.
•
Net income and net income per diluted share were $27.4 million and $0.08, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $36.4 million and $0.11, respectively.
•
Adjusted EBITDA(1) increased 10% to $86.8 million from $78.8 million in the third quarter of 2024.

Nine Month 2025 Highlights:

•
Net revenues increased 6% to $790.5 million, up from $743.6 million in the prior year.
•
Comparable-store sales increased 3.4%.
•
Opened 13 new greenfield locations.
•
Net income and net income per diluted share were $83.0 million and $0.25, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $108.0 million and $0.33, respectively.
•
Adjusted EBITDA(1) increased 7% to $259.5 million from $242.7 million in 2024.

(1) Adjusted net income, adjusted EBITDA and adjusted net income per diluted share are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Location Count

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025
Beginning location count	522	491	514
Greenfield locations opened	5	10	13
Ending location count	527	501	527

Balance Sheet and Cash Flow Highlights:

•
As of September 30, 2025, cash and cash equivalents totaled $35.7 million, compared to cash and cash equivalents of $67.5 million as of December 31, 2024. There were no borrowings under the Company’s Revolving Commitment as of September 30, 2025 and December 31, 2024.
•
Net cash provided by operating activities totaled $225.7 million compared to $198.8 million for the nine months ended September 30, 2025 and 2024, respectively.
•
Free cash flow(2) totaled $47.1 million compared to $(61.1) million for the nine months ended September 30, 2025 and 2024, respectively.
•
Free cash flow excluding growth capital expenditures(2) totaled $202.0 million compared to $174.2 million for the nine months ended September 30, 2025 and 2024, respectively.

Sale-Leasebacks and Rent Expense:

•
In the third quarter of 2025, the Company had one sale-leaseback transaction involving one car wash location for aggregate consideration of $5.0 million.
•
With 477 car wash leases as of September 30, 2025, versus 447 car wash leases as of September 30, 2024, rent expense, net increased 11% to $30.3 million, compared to the third quarter of 2024.

Subsequent Event:

•
On October 20, 2025, the Company acquired five locations in Lubbock, Texas. The transaction expands the Company’s footprint in the Lubbock market from four to nine convenient locations, establishing a leading market position across the city. The Company expects a seamless transition for customers and team members, ensuring continued access to fast, friendly, and reliable car wash services.

2025 Outlook

The Company reiterates the guidance previously provided for the fiscal year ending December 31, 2025:

2025 Outlook
Net revenues	$1,046 to $1,054 million
Comparable-store sales growth %	1.5% to 2.5%
Adjusted EBITDA	$338 to $342 million
Adjusted net income	$140 to $143 million
Adjusted net income per diluted share	$0.42 to $0.43
Interest expense, net	$61 million
Rent expense, net	Approx. $123 million
Weighted average common shares outstanding, diluted, full year	Approx. 332 million
New greenfield locations	Approx. 30
Capital expenditures (3)	$255 to $275 million
Sale leasebacks	$40 to $50 million

(2) Free cash flow and Free cash flow excluding growth capital expenditures are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

(3) Total capital expenditures for the year ending December 31, 2025 are expected to consist of approximately $205 million to $220 million of new store growth capital expenditures and $50 million to $55 million of other capital expenditures related to store-level maintenance, productivity improvements and the integration of acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the third quarter of fiscal 2025 and to provide a business update is scheduled for today, October 29, 2025, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (Nasdaq: MCW) operates approximately 525 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more, visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, free cash flow, and free cash flow excluding growth capital expenditures (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, debt refinancing costs, and other nonrecurring charges.

Beginning in 2025, the Company has made certain changes to its definitions for adjusted net income and adjusted net income per diluted share that impact the comparability of the metrics to prior periods. Specifically, the Company will no longer include non-cash rent expense in its reconciliation of net income to adjusted net income. Accordingly, the Company’s 2025 adjusted net income and adjusted net income per diluted share guidance reflects the Company’s updated definition of adjusted net income and adjusted net income per diluted share. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Adjusted net income per diluted share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment in a period. Free cash flow excluding growth capital expenditures is defined as operating cash flows less purchases of maintenance property and equipment. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Free cash flow excluding growth capital expenditures includes purchases of maintenance property and equipment, which are uses of cash that are necessary to maintain the Company's existing business operations, including its washes and support functions. Free cash flow excluding growth capital expenditures provides a supplemental view of cash flow generation before investments in growth capital, which expand future business operations, including the opening or improvement of washes and service capabilities. Free cash flow and free cash flow excluding growth capital expenditures have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as mandatory debt repayments or payments made for business acquisitions.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates, and capital investments. Management also uses adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions, and because the Company’s credit agreement uses measures similar to adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt, cash requirements for replacement of assets that are being depreciated and amortized, and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. Free cash flow and discretionary free cash flow also have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as mandatory debt repayments or payments made for business acquisitions.

The Company is not providing a reconciliation of the 2025 outlook for adjusted EBITDA, adjusted net income, and adjusted net income per diluted share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses, and the other adjustments reflected, are uncertain, depend on various factors, and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for 2025 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of UWC members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Edward Plank, Mister Car Wash, Inc.

IR@mistercarwash.com

Media

media@mistercarwash.com

Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$263,417	$249,329	$790,488	$743,555

Costs and expenses
Cost of labor and chemicals	76,581	73,617	227,460	217,966
Other store operating expenses	109,531	102,607	328,048	298,953
General and administrative	22,693	25,436	72,465	80,058
(Gain) loss on sale of assets, net	2,759	(1,916)	3,549	(552)
Total costs and expenses	211,564	199,744	631,522	596,425
Operating income	51,853	49,585	158,966	147,130

Other (income) expense
Interest expense, net	14,054	20,653	45,249	60,931
Loss on extinguishment of debt	—	—	—	1,882
Other income	—	—	(21)	(5,189)
Total other expense, net	14,054	20,653	45,228	57,624
Income before taxes	37,799	28,932	113,738	89,506
Income tax provision	10,388	6,590	30,732	28,436
Net income	$27,411	$22,342	$83,006	$61,070

Other comprehensive income, net of tax
Gain (loss) on interest rate swap	(266)	—	84	—
Total comprehensive income	$27,145	$22,342	$83,090	$61,070

Earnings per share
Basic	$0.08	$0.07	$0.25	$0.19
Diluted	$0.08	$0.07	$0.25	$0.19
Weighted-average common shares outstanding
Basic	327,389,467	321,917,525	325,728,763	319,067,596
Diluted	332,359,175	329,299,326	331,899,189	329,222,641

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$83,006	$61,070
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	65,055	61,038
Stock-based compensation expense	19,893	18,843
(Gain) loss on sale of assets, net	3,549	(552)
Loss on extinguishment of debt	—	1,882
Amortization of deferred debt issuance costs	865	961
Non-cash lease expense	41,198	36,557
Deferred income tax	28,785	25,842
Changes in assets and liabilities
Accounts receivable, net	(1,888)	3,469
Other receivables	1,372	(7,012)
Inventory, net	344	3,461
Prepaid expenses and other current assets	1,509	(605)
Accounts payable	7,692	11,629
Accrued expenses	7,242	11,850
Deferred revenue	2,704	1,954
Operating lease liability	(35,875)	(31,811)
Other noncurrent assets and liabilities	282	264
Net cash provided by operating activities	$225,733	$198,840

Cash flows from investing activities
Purchases of property and equipment	(178,654)	(259,896)
Proceeds from sale of property and equipment	6,851	36,431
Net cash used in investing activities	$(171,803)	$(223,465)

Cash flows from financing activities
Proceeds from issuance of common stock under employee plans	4,116	3,742
Payments for repurchases of common stock	—	(19,290)
Proceeds from debt borrowings	—	925,000
Proceeds from revolving line of credit	—	186,000
Payments on debt borrowings	(89,307)	(903,513)
Payments on revolving line of credit	—	(164,000)
Payments of deferred debt issuance costs	—	(5,257)
Principal payments on finance lease obligations	(585)	(552)
Net cash provided by (used in) financing activities	$(85,776)	$22,130

Net change in cash and cash equivalents, and restricted cash during period	(31,846)	(2,495)
Cash and cash equivalents, and restricted cash at beginning of period	67,612	19,119
Cash and cash equivalents, and restricted cash at end of period	$35,766	$16,624

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	35,652	16,478
Restricted cash, included in prepaid expenses and other current assets	114	146
Total cash, cash equivalents, and restricted cash	$35,766	$16,624

Supplemental disclosure of cash flow information
Cash paid for interest	$46,730	$60,436
Cash paid for income taxes	$2,296	$2,267

Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	$9,285	$17,352
Property and equipment accrued in other accrued expenses	$3,817	$—
Stock option exercise proceeds in other receivables	$—	$1

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$35,652	$67,463
Accounts receivable, net	2,679	791
Other receivables	14,451	13,518
Inventory, net	5,384	5,728
Prepaid expenses and other current assets	10,598	11,590
Total current assets	68,764	99,090
Property and equipment, net	915,508	814,600
Operating lease right of use assets, net	901,631	924,896
Other intangible assets, net	111,119	112,507
Goodwill	1,134,734	1,134,734
Other assets	11,174	15,969
Total assets	$3,142,930	$3,101,796

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$36,084	$30,020
Accrued payroll and related expenses	30,164	27,116
Other accrued expenses	37,626	39,162
Current maturities of long-term debt	—	6,920
Current maturities of operating lease liability	52,330	48,986
Current maturities of finance lease liability	857	804
Deferred revenue	36,664	33,960
Total current liabilities	193,725	186,968
Long-term debt, net	827,231	909,094
Operating lease liability	871,296	890,613
Financing lease liability	12,575	13,262
Deferred tax liabilities, net	130,554	101,741
Other long-term liabilities	2,392	1,766
Total liabilities	2,037,773	2,103,444
Stockholders’ equity
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 327,532,052 and 323,693,863 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	3,281	3,242
Additional paid-in capital	853,940	830,264
Accumulated other comprehensive income	84	—
Retained earnings	247,852	164,846
Total stockholders’ equity	1,105,157	998,352
Total liabilities and stockholders’ equity	$3,142,930	$3,101,796

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of net income to adjusted EBITDA
Net income	$27,411	$22,342	$83,006	$61,070
Interest expense, net	14,054	20,653	45,249	60,931
Income tax provision	10,388	6,590	30,732	28,436
Depreciation and amortization expense	22,400	21,182	65,055	61,038
(Gain) loss on sale of assets, net	2,759	(1,916)	3,549	(552)
Stock-based compensation expense	6,601	6,774	20,991	20,367
Acquisition expenses	1,201	863	3,814	1,976
Non-cash rent expense	1,647	1,560	5,265	4,542
Debt refinancing costs	—	—	—	1,882
Employee retention credit	—	—	—	(5,189)
Other	331	756	1,826	8,167
Adjusted EBITDA	$86,792	$78,804	$259,487	$242,668

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of net income to adjusted net income
Net income	$27,411	$22,342	$83,006	$61,070
(Gain) loss on sale of assets, net	2,759	(1,916)	3,549	(552)
Stock-based compensation expense	6,601	6,774	20,991	20,367
Acquisition expenses	1,201	863	3,814	1,976
Non-cash rent expense (1)	1,647	1,560	5,265	4,542
Debt refinancing costs	—	—	—	1,882
Employee retention credit	—	—	—	(5,189)
Other	331	756	1,826	8,167
Income tax impact of stock award exercises	445	4	1,238	6,006
Tax impact of adjustments to net income (2)	(2,698)	(1,567)	(7,628)	(6,083)
Adjusted net income, as defined through 2024	$37,697	$28,816	$112,061	$92,186

Non-cash rent expense (1)	(1,647)	(1,560)	(5,265)	(4,542)
Tax impact of adjustments to net income (2)	388	240	1,227	622
Adjusted net income, as defined beginning 2025	$36,438	$27,496	$108,023	$88,266

Diluted adjusted net income per Share, as defined through 2024	$0.11	$0.09	$0.34	$0.28
Diluted adjusted net income per Share, as defined beginning 2025	$0.11	$0.08	$0.33	$0.27
Adjusted weighted-average common shares outstanding - diluted	332,359,175	329,299,326	331,899,189	329,222,641

(1) Non-cash rent expense was included in the reconciliation of net income to adjusted net income and adjusted net income per diluted share for periods prior to fiscal 2025. Beginning in fiscal 2025, such expenses will no longer be included in the calculation of adjusted net income and adjusted net income per diluted share.

(2) Tax impacts of adjustments to net income were adjusted prior to and beginning in 2025 for changes in expenses adjusting net income.

	Nine Months Ended September 30,
	2025	2024
Free cash flow
Net cash provided by operating activities	$225,733	$198,840
Adjustments:
Purchases of property and equipment	(178,654)	(259,896)
Free cash flow	$47,079	$(61,056)

	Nine Months Ended September 30,
	2025	2024
Free cash flow excluding growth capital expenditures
Net cash provided by operating activities	$225,733	$198,840
Adjustments:
Purchases of maintenance property and equipment	(23,717)	(24,624)
Free cash flow excluding growth capital expenditures	$202,016	$174,216